Exhibit 3.01







                                    BY-LAWS


                                      OF


                         MERIDIAN INSURANCE GROUP, INC.














                            INCLUDING ALL AMENDMENTS



                                 April 1, 2000











                                    BY-LAWS

                                      OF

                         MERIDIAN INSURANCE GROUP, INC.


ARTICLE I

Certificates for Shares



     Section 1.  Certificates.  Each holder of shares of the

Corporation shall be entitled to a certificate signed by the

President or a Vice President and attested by the Secretary or an

Assistant Secretary, certifying the number of shares owned by such shareholder and such other information as may be required by law.  The form of such certificate shall be prescribed by

resolution of the Board of Directors.

     Section 2.  Lost or Destroyed Certificates.  If a

certificate of any shareholder is lost or destroyed, a new

certificate may be issued to replace such lost or destroyed

certificate.  Unless waived by the Board of Directors, the

shareholder shall make an affidavit or affirmation of the fact that his certificate is lost or destroyed, shall advertise the same in such manner as the Board of Directors may require, and shall give the Corporation a bond of indemnity in the amount and form which the Board of Directors may prescribe.

     Section 3.  Transfer of Shares.  Shares of the Corporation

shall be transferable only on the books of the Corporation upon presentation of the certificate representing the same, endorsed by an appropriate person or persons and accompanied by (1)

reasonable assurance that those endorsements are genuine and effective and (2) a request to register such transfer.  Transfers of shares shall be otherwise subject to the provisions of Article

8 of the Indiana Uniform Commercial Code, Ind. Code Chapter 26-1-

8, as amended.

     Section 4.  Recognition of Shareholders.  The Corporation

shall be entitled to recognize

the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner notwithstanding any equitable or other claim to, or interest in,

such shares on the part of any other person.

ARTICLE II

Meetings of Shareholders

     Section 1.  Annual Meeting.  The annual meeting of the

shareholders of the Corporation shall be held within the first six months of the calendar year on such date and at such place as designated by the Board of Directors.

     Section 2.  Special Meetings.  Special meetings of the

shareholders  may be called by the President, by the Board of

Directors, or by shareholders who hold not less than two-thirds

(2/3) of all the outstanding shares which may be voted on the business proposed to be transacted thereat.  Special meetings of shareholders shall be held at such place as the Board of

Directors may designate.

     Section 3.  Notice of Meetings.  Written notice stating the date, time and place of any meeting of shareholders and, in the case of special meetings or when otherwise required by law, the purpose for which any such meeting is called, shall be delivered or mailed by the Secretary of the Corporation to each shareholder of record entitled to vote at such meeting, at such address as appears upon the records of the Corporation and at least ten (10)

but no more than sixty (60) days before the date of such meeting,

on being notified of the date, time and place thereof by the person or persons calling the meeting.

     Section 4.  Waiver of Notice.  Notice of any meeting may be waived in writing by any

shareholder before or after the date and time for such meeting stated in the notice.  Attendance at any meeting in person,

or by proxy when the instrument of proxy sets forth in

reasonable detail the purposes of such meeting, shall constitute a waiver of notice of such meeting.

     Section 5.  Date of Determination of Voting Rights.  The

Board of Directors may fix in advance a date as a record date,

not exceeding sixty (60) days prior to the date of any meeting of shareholders for the purpose of determining the shareholders entitled to notice of and to vote at such meeting, to demand a special meeting, or to take any other action.  In the absence of action by the Board of Directors to fix a record date as herein provided, the record date shall be the fourteenth (14th) day prior to the date of the meeting.

     Section 6.  Voting by Proxy.  A shareholder entitled to vote at any meeting of shareholders may vote either in person or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact of such shareholder.  No proxy shall be voted at any meeting of shareholders unless the same shall be filed with the Secretary of the meeting prior to the commencement of such meeting.  The general proxy of a fiduciary shall be given the same effect as the general proxy of any other shareholder.

     Section 7.  Voting Lists.  The Secretary shall make, at

least five (5) days before each meeting of shareholders, a

complete list of the shareholders entitled to vote at such

meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours for a period of five (5) days prior to such

meeting.  The list shall also be produced and kept open at the time and place of such meeting and shall be subject to inspection by any shareholder during such meeting or any adjournment.

     Section 8.  Quorum.  At any meeting of shareholders, the

holders of a majority of the outstanding shares which may be voted on the business to be transacted at such meeting,

represented thereat in person or by proxy, shall constitute a quorum, and a majority vote of such quorum shall be necessary for the transaction of any business by the meeting, unless a greater number is required by law, the Articles of Incorporation or these

By-Laws.

     Section 9.  Action by Consent.  Any action required to be

taken at a meeting of shareholders, or any action which may be taken at a meeting of shareholders, may be taken without a

meeting but with the same effect as a unanimous vote at a

meeting, if, prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all shareholders entitled to vote with respect thereto, and such consent is filed with the minutes of shareholders' proceedings or the

Corporation's records.

ARTICLE III

Board of Directors

     Section 1.  Duties and Qualifications.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the

direction of, the Board of Directors, except as may be otherwise provided by law or the Articles of Incorporation.

     Section 2.  Number and Terms of Office.  There shall be at least eight (8)

directors of its Corporation who shall be divided into three (3)

classes containing, as nearly as possible, an equal number of directors in each class.  The term of office of each of the

directors in each class shall expire in the same year so that each class shall be elected at succeeding annual meetings for a three-year term.  Notwithstanding the foregoing, the Board

may slate directors for terms of one or two years in order to maintain, as nearly as possible, an equal number of directors in each class or for any other reason, provided there shall

always be at least one director in each of the three classes.

     Section 3.  Annual Meeting.  Unless otherwise agreed upon,

the Board of Directors shall meet immediately following the

annual meeting of the shareholders, at the place where such

meeting of shareholders was held, for the purpose of election of officers of the Corporation and consideration of any other

business which may be brought before the meeting.  No notice shall be necessary for the holding of this annual meeting.

     Section 4.  Other Meetings.  Regular meetings of the Board of Directors may be held pursuant to a resolution of the Board to such effect.  No notice shall be necessary for any regular

meeting.  Special meetings of the Board of Directors may be held upon the call of the President or of any two (2) members of the

Board and upon twenty-four (24) hours' notice specifying the date, time, and place of the meeting, given to each director either orally in person or by telephone, or in writing delivered in person, by mail, or by expedited courier service, or by

telegram or photographic, telecopy, or equivalent reproduction of a writing.  Notice of a special meeting may be waived in writing before the time of the meeting, at the time of the meeting, or after the time of the meeting.  Attendance at any special meeting shall constitute waiver of notice of such meeting, except as otherwise provided by law.

     Section 5.  Quorum.  A majority of the actual number of

directors elected and qualified, from time to time, shall be necessary to constitute a quorum for the transaction of any

business except the filling of vacancies, and the act of the majority of the directors present at a meeting when a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law, the Articles of

Incorporation, or these By-Laws.

     Section 6.  Action by Consent.  Any action required or

permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if prior to such action a

written consent to such action is signed by all members of the

Board and such consent is filed with the minutes of proceedings of the board or the Corporation's records.

     Section 7.  Committees.  The Board of Directors, by

resolution adopted by a majority of the actual number of

directors elected and qualified, may designate from among its members an executive Committee and one or more other committees,

each of which, to the extent provided in such resolution, may have and exercise all the authority of the Board of Directors,

except as may otherwise be provided by law or the Articles of

Incorporation.

     Section 8.  Participation in Meetings.  A member of the

Board of Directors or of the executive committee or other

committee designated by the Board may participate in a meeting of the Board or executive or other committee of the Board by means of a conference telephone or similar communications equipment by which all directors participating may simultaneously hear each other during the meeting; and participation by these means

constitutes presence in person at the meeting for all purposes under these By-Laws.

ARTICLE IV

Offices

     Section 1.  Offices and Qualification Therefor.  The

officers of the Corporation shall consist of a Chairman of the

Board of Directors, a President, one (1) or more Vice Presidents,

a Secretary, a Treasurer and such assistant officers as the Board of Directors shall designate.  The President shall be chosen from among the directors.  Any two (2) or more offices may be held by the same person.

     Section 2.  Terms of Office.  Each officer of the

Corporation shall be elected annually by the Board of Directors at its annual meeting and shall hold office for a term of one (1)

year and until his successor shall be duly elected and qualified.


     Section 3.  Vacancies.  Whenever any vacancies shall occur in any of the offices of the Corporation for any reason, the same may be filled by the Board of Directors at any meeting thereof,

and any officer so elected shall hold office until the next

annual meeting of the Board of Directors and until his successor shall be duly elected and qualified.

     Section 4.  Removal.  Any officer of the Corporation may be removed, with or without cause, by the Board of Directors

whenever a majority of such Board shall vote in favor of such removal.

     Section 5.  Compensation.  Each officer of the Corporation shall receive such compensation for his service in such office as may be fixed by action of the Board of Directors, duly recorded.

ARTICLE V

Powers and Duties of Officers

     Section 1.  Chairman of the Board of Directors.  The

Chairman of the Board of Directors shall preside at all meetings of shareholders and directors, a duty which he may delegate to the President, or in the absence of the President, to any other director at his discretion.  The Chairman shall have such other powers and duties as these By-Laws or the Board of Directors may prescribe.

     Section 2.  President.  Subject to the general control of

the Board of Directors, the president shall manage and supervise all the affairs and personnel of the Corporation and shall

discharge all the usual functions of the chief executive officer of a corporation.  Shares of other corporations owned by this

Corporation shall be voted by the President or by such

proxies as the President shall designate.  The President shall have authority to execute, with the Secretary, powers of attorney appointing other corporations, partnerships or individuals as the agents of the Corporation, subject to law, the Articles of

Incorporation, and these By-Laws.

     Section 3.  Vice Presidents.  The Vice Presidents, in the

order designated by the Board of Directors, shall have all the powers of, and perform all the duties incumbent upon, the

President during his absence or disability and shall have such other powers and duties as these By-Laws or the Board of

Directors may prescribe.

     Section 4.  Secretary.  The Secretary shall attend all

meetings of the shareholders and of the Board of Directors, and shall keep or cause to be kept, a true and complete record of the proceedings of such meetings, and he shall perform a like duty,

when required, for all standing committees appointed by the Board of Directors.  If required, he shall attest the execution by the

Corporation of deeds, leases, agreements and other official

documents.  He shall attend to the giving and serving of all notices of the Corporation required by these By-Laws, shall have custody of the books (except books of account) and records of the

Corporation, and in general shall perform all duties pertaining to the office of Secretary and such other duties as these By-Laws or the Board of Directors may prescribe.

     Section 5.  Treasurer.  The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation.  He shall have charge and custody of, and be responsible for, all funds, notes, securities and other valuables which may from time to time come into the possession of the Corporation.  He shall deposit, or cause to be deposited, all funds of the Corporation with such depositories as the Board of Directors shall designate.  He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and in general shall perform all duties pertaining to the office of Treasurer and such other duties as these By-Laws or the Board of

Directors may prescribe.

     Section 6.  Assistant Officers.  The Board of Directors may

from time to time designate and elect assistant officers who shall have such powers and duties as the officers whom they

are elected to assist shall specify and delegate to them, and such other powers and duties as these By-Laws  or the Board of

Directors may prescribe.  An Assistant Secretary may, in the event of the absence or the disability of the Secretary, attest the execution of all documents by the Corporation.

ARTICLE VI

Miscellaneous

     Section 1.  Corporate Seal.  The Corporation shall have no seal.

     Section 2.  Execution of Contracts and Other Documents.

Unless otherwise ordered by the Board of Directors, all written contracts and other documents entered into by the Corporation shall be executed on behalf of the Corporation by the President or a Vice President, and, if required, attested by the Secretary or an Assistant Secretary.

     Section 3.  Fiscal Year.  The fiscal year of the Corporation shall begin on January 1 of each year and end on the December 31 immediately following.

ARTICLE VII

Amendments

     Subject to law and the Articles of Incorporation, the power to make, alter, amend or repeal all or any part of these By-Laws is vested in the Board of Directors.  The affirmative vote of two-

thirds (2/3) of the entire Board of Directors then in office shall be required to effect any alteration, amendment or repeal of these By-Laws.